Exhibit 32.1

AMENDED CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly amended report on Form 10-K/A of ZZLL Information Technology Inc. (the “Company”) for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “amended report”), each of the undersigned do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of knowledge and belief:

(1) the amended report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the amended report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 18, 2020	By:	/s/ Yanfei Tang
Yanfei Tang
Chief Executive Officer & Chief Financial Officer